UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2017 (February 17, 2017)

PGT Innovations, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	000-52059	20-0634715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1070 Technology Drive North Venice, Florida	34275
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (941) 480-1600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 17, 2017, PGT Innovations, Inc. (the “Company”) executed a First Amendment (the “First Amendment”) to the Credit Agreement (the “Credit Agreement”), dated as of February 16, 2016, by and among the Company, the lending institutions identified in the Credit Agreement, and Deutsche Bank AG New York Branch, as Administrative Agent and Collateral Agent.  The First Amendment, among other things, (a) decreases the applicable interest rate margins for the Initial Term Loans (as defined in the Credit Agreement) from (i) 4.75% to 3.75%, in the case of the Base Rate Loans (as defined in the Credit Agreement), and (ii) 5.75% to 4.75%, in the case of the Eurodollar Loans (as defined in the Credit Agreement), and (b) adds a soft call premium equal to 1.0% of the principal repaid or repriced if the Initial Term Loans are voluntarily refinanced or repriced pursuant to certain refinancing transactions within twelve months of the effective date of the First Amendment.

The foregoing description of the First Amendment is qualified in its entirety by the full text of the First Amendment filed herewith as Exhibit 10.1 and incorporated in this Item 1.01 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1
First Amendment to the Credit Agreement, dated as of February 16, 2016, among the Company, the lending institutions from time to time party thereto, and Deutsche Bank AG New York Branch, as Letter of Credit Issuer, Swing Line Lender, Administrative Agent and Collateral Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PGT Innovations, Inc.

Date: February 21, 2017	By:	/s/ Brad West
Name: Brad West
Title: Sr. Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1
First Amendment to the Credit Agreement, dated as of February 16, 2016, among the Company, the lending institutions from time to time party thereto, and Deutsche Bank AG New York Branch, as Letter of Credit Issuer, Swing Line Lender, Administrative Agent and Collateral Agent.